Exhibit 10.1

AMENDMENT TO LOAN AGREEMENTS

THIS AMENDMENT (this “Amendment”) to the Loan Agreement dated January 27, 2009, the Loan Agreement dated February 15, 2009, the Loan Agreement dated March 4, 2009, the Loan Agreement dated March 31, 2009, the Loan Agreement dated May 4, 2009 and  the Loan Agreement dated May 27, 2009  (collectively, the “Loan Agreements”) by and among QAT II Investments SA (“Lender”) and Elephant Talk Communication, Inc. (“Borrower”), is entered into by the parties hereto as of this 29th day of June, 2009.

RECITALS:

WHEREAS, pursuant to the Loan Agreements, Lender has loaned to Borrower an aggregate amount of €3,090,000;

WHEREAS, each of the Loan Agreements provides that if the principal amount loaned to Borrower is due and payable on or before June 30, 2009 if the Lender and the Borrower do not execute an investment agreement on or before such date;

WHEREAS, the Lender and the Borrower

NOW, THEREFORE, in consideration of the premises, the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Article 3 of each the Loan Agreements is hereby amended by restating Article 3 to read in its entirety as follows:

Article 3 – Repayment of Principal.

If the Lender and the Borrower sign an investment agreement (the “Investment Agreement”) then the amount of the loan and the interest will then be deducted from the amount that has to be paid by the Lender pursuant to the investment agreement.

If no Investment Agreement between the Lender and the Borrower is executed, the loan and the interest will be repaid in full to Lender on or before July 15, 2009.

If the amount of the investment pursuant to the Investment Agreement is less than the loan made to the Borrower pursuant to this Agreement, the balance of the loan shall be paid to Lender simultaneously with the execution of the Investment Agreement.

2.    The parties hereto hereby ratify and reaffirm the Loan Agreements, as amended and modified by this Second Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above-written.

The Lender:

QAT II Investments S.A.

By: /s/   Yves van Sante______
Name: Yves van Sante
Title: Chief Executive Officer

The Borrower

Elephant Talk Communications, Inc.

By: /s/ Steven van der Velden
Name: Steven van der Velden
Title: Chief Executive Officer